UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2026

REDWOOD MORTGAGE INVESTORS IX, LLC

(Exact name of Registrant as Specified in Its Charter)

California	000-55601	26-3541068
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

155 Bovet Road, Suite 302
San Mateo, CA		94402
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 365-5341

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 11, 2026, Redwood Mortgage Investors IX, LLC (“RMI IX” or “the company”) and Western Alliance Bank (“WAB”) entered into a Third Loan Modification Agreement (the “2026 modification agreement”) which, among other things, extends the maturity date of advances under the Business Loan Agreement, dated as of March 13, 2020, between RMI IX and WAB, as amended in March 2022 and March 2024 (as so extended and amended, the “credit agreement”), from March 13, 2026 to March 13, 2028. Under the terms of the credit agreement, RMI IX can borrow up to a maximum principal of $10 million pursuant to a line of credit, subject to a borrowing base calculation set forth in the credit agreement. Amounts advanced under the credit agreement are secured by a first priority security interest in the notes and deeds of trust of the pledged loans in the borrowing base. In addition, for a fee of one-quarter of one percent (0.25%), RMI IX has the option prior to the maturity date to convert the then outstanding principal balance under the credit agreement to a two-year term loan maturing in March 2030, subject to certain conditions. Following the 2026 modification agreement, interest on the outstanding principal under the line of credit will continue to accrue at the annual rate that is the greater of: (i) the Term SOFR Rate plus three and one-half percent (3.5%) and (ii) six percent (6.0%) and is payable monthly.

The 2026 modification agreement adds a minimum liquidity covenant of $1 million in liquid assets, measured on a quarterly basis. In addition, the 2026 modification agreement provides that in the event the credit payment delinquency rate exceeds 10.0% as of the end of any quarter for two consecutive quarters or exceeds 20% as of the end of any quarter, WAB will cease to make any further advances until the company is compliant with the covenant but agrees not to accelerate repayment of the loan as long as no event of default (as defined in the credit agreement) has occurred, provided that WAB reserves the right to accelerate repayment of the loans upon the occurrence of any additional event of default under the credit agreement.

The foregoing description of the 2026 modification agreement does not purport to be complete and is qualified in its entirety by the full text of the 2026 modification agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Third Loan Modification Agreement, dated as of March 11, 2026 between RMI IX and Western Alliance Bank.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REDWOOD MORTGAGE INVESTORS IX, LLC,

By: Redwood Mortgage Corp., Manager

	By:	/s/ Michael R. Burwell
	Name:	Michael R. Burwell
Date: March 17, 2026	Title:	President, Secretary and Treasurer